Exhibit 99

NEWS

FOR IMMEDIATE RELEASE

Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces September and Third Quarter 2018 Catastrophe Loss Estimates

NORTHBROOK, Ill., October 18, 2018 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of September 2018 of $177 million, pre-tax ($140 million after-tax). Catastrophe losses occurring in September comprised 13 events at an estimated cost of $145 million, pre-tax, plus unfavorable reserve reestimates of prior reported catastrophe losses. Hurricane Florence, which made landfall on September 14, 2018, accounted for approximately 50% of September event catastrophe losses. Allstate previously announced $448 million, pre-tax ($354 million after-tax), in estimated catastrophe losses for the months of July and August 2018, bringing catastrophe losses for the third quarter 2018 to $625 million, pre-tax ($494 million after-tax). Catastrophe loss estimates do not include Hurricane Michael which made landfall on October 10, 2018.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

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